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                                                                    Exhibit 99.1


                              ANTEX BIOLOGICS INC.
                     AMENDED AND RESTATED STOCK OPTION PLAN


1.       Purpose.

                 The purpose of the Antex Biologics Inc. Amended and Restated Stock Option Plan (the "Plan") is to secure for Antex Biologics Inc. (the "Company") and its shareholders the benefits of providing equity incentives to officers, key employees, consultants, and members of an advisory board of the Company who are expected to contribute to the Company's future growth and success. Except where the context otherwise requires, the term "Company" shall include any parent and subsidiary of the Company as defined in Section 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code").

2.       Type of Options and Administration.

                 (a) Types of Options. Options granted pursuant to the Plan shall be either incentive stock options within the meaning of Section 422 of the Code ("Incentive Stock Options") or options that are not Incentive Stock Options ("Non-Statutory Options").

                 (b) Administration. The Plan shall be administered by a committee of the Board of Directors of the Company (the "Committee") (i) having at least such number of members as is required to meet the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule or regulation ("Rule 16b-3"), each of whom is a disinterested person within the meaning of Rule 16b-3 and (ii) to the extent that it is determined desirable to exempt any compensation resulting from the exercise of options granted under the Plan from the limitation on deductions imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and the rules and regulations thereunder ("Section 162(m)"), having such composition to exempt such compensation under Section 162(m). Except as set forth below, the Committee may in its sole discretion grant options to purchase shares of the Company's Common Stock, $0.01 par value ("Common Stock"). The Committee shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements, which need not be identical, and to make any other determination in the judgment of the Committee necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect. Notwithstanding the foregoing, except (i) with respect to the application of the Plan to
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directors and officers within the meaning of Section 16 of the Exchange Act
("Insiders") and (ii) to the extent necessary or desirable to avoid the limitation on deductions imposed by Section 162(m), the Board of Directors may perform any or all functions of the Committee under the Plan (in which case each reference herein to the Committee shall be deemed a reference to the Board of Directors). All actions taken by the Committee or the Board of Directors in connection with the administration of the Plan shall be final and conclusive. No member of either the Committee or the Board of Directors shall be liable for any actions taken or determinations made in good faith.

                 (c) Applicability of Rule 16b-3. Those provisions of the Plan which make express reference to Rule 16b-3 shall apply only to Insiders.

3.       Eligibility.

                 (a) General. Options shall be granted only to persons who are, at the time of grant, (i) salaried employees of the Company (including officers and directors who are employees), (ii) members of an advisory board of the Company or (iii) consultants of, or advisors to, the Company; provided, however, that the persons to whom Incentive Stock Options may be granted shall be limited to salaried employees (including officers and directors who are employees) of the Company. Directors who are not salaried employees of the Company shall not be eligible to receive options. An Incentive Stock Option may be granted to a person who, at the time such option is granted, owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, only if the requirements of paragraph (b) of Section 11 are satisfied. The attribution of stock ownership provisions of Section 424(d) of the Code, and any successor provisions thereto, shall be applied in determining the shares of stock owned by a person for purposes of applying the foregoing percentage limitation.

                 (b) Limitations on Awards. No person may receive options to purchase more than 5,000,000 shares of Common Stock (subject to adjustment as provided in Section 15) in any three calendar years during the term of Plan. For purposes of the application of this limitation, if an option is cancelled, the shares of Common Stock subject to the cancelled option shall continue to be counted against the maximum number of shares for which options may be granted to the individual. If, after a grant of an option, the option exercise price is reduced, the transaction shall be treated as a cancellation of the option and a grant of a new option, and both the shares of Common Stock subject to the option that is deemed to be cancelled and the shares of Common Stock subject to the option that is deemed to be granted shall reduce the maximum number of shares of Common Stock for which options may be granted to the individual.
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4.       Stock Subject to Plan.

                 Subject to adjustment as provided in Section 15 below, the maximum number of shares of Common Stock of the Company which may be issued and sold under the Plan is equal to 7,500,000 shares (including shares with respect to which options were granted under the Plan prior to its amendment and restatement). Such shares may be authorized and unissued shares or may be shares that previously were issued and thereafter acquired by the Company. If an option granted under the Plan (including options that were granted under the Plan prior to its amendment and restatement) shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such option shall be reinstated as shares in respect of which options may be granted under the Plan. However, if shares issued upon exercise of an option under the Plan are tendered to, or withheld by, the Company either in payment of the exercise price of an option granted under the Plan or in satisfaction of any withholding tax obligation arising under the Plan, such tendered shares shall not again be available for subsequent option grants under the Plan.

5.       Forms of Option Agreements.

                 As a condition to the grant of an option under the Plan, each optionee shall execute an option agreement in such form not inconsistent with the Plan as may be approved by the Committee. Such option agreements may differ among optionees. Each option agreement shall state whether the options granted thereby are Incentive Stock Options or Non-Statutory Options. Appropriate officers of the Company are hereby authorized to execute and deliver option agreements in the name of the Company as directed from time to time by the Committee.

6.       Purchase Price.

                 (a) General. The purchase price per share of Common Stock deliverable upon the exercise of an option shall be determined by the Committee; provided, however, that (i) in the case of an Incentive Stock Option, the purchase price per share shall not be less than 100% of the fair market value of a share at the time of grant of such option, or less than 110% of such fair market value in the case of such an option granted to a person described in paragraph (b) of Section 11, and (ii) in the case of a Non-Statutory Option, the purchase price per share shall not be less than 50% of the fair market value of a share at the time of grant of such option (except that in the case of such an option that is intended to be exempt from the limitation on deductions under Section 162(m), the purchase price per share shall not be less than 100% of the fair market value of a share on the date of the grant of such option). In no event may an option be granted if the purchase price per share is less than the par value of a share. For purposes of this Plan, the "fair market value" of a share of Common Stock on a certain date shall be deemed to be (x) the last sale price on NASDAQ or a national security
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exchange on that date if shares are so listed or (y) if shares are not so listed, the price determined in good faith by the Committee.

                 (b) Payment of Purchase Price. Options granted under the Plan may provide for the payment of the purchase price by delivery of cash or a check to the order of the Company in an amount equal to the purchase price of the aggregate number of shares being purchased, or, to the extent provided in the applicable option agreement, (i) by delivery to the Company of shares of Common Stock already owned by the optionee having a fair market value equal in amount to the purchase price of the aggregate number of shares being purchased, or (ii) by any other means (including, without limitation, by delivery of a promissory note of the optionee payable on such terms as are specified by the Committee) which the Committee determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3, the margin regulations promulgated by the Board of Governors of the Federal Reserve Board System and Section 162(m), as applicable) or (iii) by any combination of such methods of payment. The fair market value of any consideration other than shares of Common Stock that is permitted to be in payment of the exercise price of an option shall be determined in such manner as may be prescribed by the Committee.

7.       Option Period.

                 Each option and all rights thereunder shall expire on such date as the Committee shall determine, but in no event after the expiration of ten years from the day on which the option is granted (or five years in the case of Incentive Stock Options granted to persons described in paragraph (b) of Section 11) and shall be subject to earlier termination as provided in the Plan or the applicable option agreement.

8.       Exercise of Options.

                 Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the agreement evidencing such option, subject to the provisions of the Plan.

9.       Nontransferability of Options.

                 Except as set forth herein, no option granted under the Plan shall be assignable or transferable by the person to whom it is granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and during the life of the optionee, shall be exercisable only by the optionee; provided, however, that Non-Statutory Options may be transferred pursuant to a qualified domestic relations order (as defined in Section 414(p) of the Code).
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10.      Effect of Termination of Employment or Other Relationship.

                 Subject to Section 11(d) in the case of an Incentive Stock Option, the Committee shall determine the period of time during which an optionee may exercise an option following (i) the termination of the optionee's employment or other relationship with the Company or (ii) the death or disability of the optionee. Such periods shall be set forth in the option agreement. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined at the time of such absence in accordance with the provisions of
Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations).

11.      Incentive Stock Options.

                 Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions.

                 (a) Express Designation. All Incentive Stock Options granted under the Plan shall, at the time of the grant, be specifically designated as such in the option agreement covering such Incentive Stock Options.

                 (b) 10% Shareholder. If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the
Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

                 (i) The purchase price per share of the Common Stock subject such Incentive Stock Option shall not be less than 110% of the fair market value of one share of Common Stock at the time of grant; and

                 (ii) The term of such Incentive Stock Option shall not exceed five years from the date of grant.

                 (c) Dollar Limitation. For so long as the Code shall so provide, options granted to any employee under the Plan (and any other stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate fair market value (determined as of the respective date or dates of grant) of more than $100,000. This subsection (c) shall be applied by taking options into account in the order in which they were granted.
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                 (d)      Termination of Employment.  Unless the Committee
provides otherwise at the time of grant of an Incentive Stock Option, an Incentive Stock Option shall remain exercisable after the optionee's termination of employment according to the following schedule:

                 (i) Upon termination of the optionee's employment with the Company for any reason other than death or total or permanent disability (within the meaning of Section 22(e)(3) of the Code) ("Disability"), an optionee may exercise an Incentive Stock Option, to the extent then exercisable, at any time within the period of three months after the date the optionee ceases to be an employee of the Company, but not after such period;

                 (ii) If the optionee dies while in the employ of the Company or while the option is exercisable pursuant to paragraph (i) or (iii), the Incentive Stock Option may be exercised, to the extent then exercisable, by the person to whom it is transferred by will or the laws of descent and distribution at any time within the period of one year after the date of death, but not after such period; and

                 (iii) If the optionee's employment with Company terminates because of Disability, the Incentive Stock Option may be exercised, to the extent then exercisable, within the period of one year after the date the optionee ceases to be an employee of the Company, but not after such period;

Notwithstanding any other provision of this Section 11, in no event may any Incentive Stock Option be exercised after the expiration date of the option. If an Incentive Stock Option fails to qualify as an Incentive Stock Option because of the length of the period between the termination of employment and the exercise of the option, the exercise of the option shall be treated as the exercise of a Non-Statutory Option. For all purposes of the Plan and any option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations).

                 (e) Any optionee who disposes of shares of Common Stock purchased upon the exercise of an Incentive Stock Option either (i) within two years after the date on which the option was granted, or (ii) within one year after the transfer of such shares of Common Stock to the optionee, shall promptly notify the Company of the date of such disposition and of the amount realized upon such disposition.

12.      Additional Provisions.

                 (a) Additional Option Provisions. The Committee may, in its sole discretion, include additional provisions in any option granted under the Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash
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bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Committee with the approval of the Board of Directors; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not cause an Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code or an option granted to an Insider under the Plan to fail to comply with Rule 16b-3.

                 (b) Acceleration. The Committee may, in its sole discretion, (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised or (ii) extend the dates during which all or any particular option or options granted under the Plan may be exercised; provided, however, that no such acceleration or extension shall be permitted, without the consent of the optionee, if it would cause an Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code or an option granted to an Insider under the Plan to fail to comply with Rule 16b-3.

13.      General Restrictions.

                 (a) Investment Representations. The Company may require any optionee, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Company to the effect that such optionee is acquiring the Common Stock subject to the option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

                 (b) Compliance With Securities Laws. Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition. Any such postponement or limitation affecting the right to exercise an option or the grant or distribution of an option or shares shall not extend the time within which the option may be granted or exercised or the shares distributed, unless the Company and the optionee choose to amend the terms of the option to provide for such an extension; and neither the Company, nor any of its directors or officers shall have any obligation or
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liability to the optionee or to a beneficiary as to any shares to which the option shall lapse because of such a postponement or limitation.

14.      Rights as a Shareholder.

                 The holder of an option shall have no rights as a shareholder with respect to any shares covered by the option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

15.      Adjustment Provisions for Recapitalization and Related Transactions.

                 (a) General. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar distribution with respect to the outstanding shares of Common Stock or other securities, (i) the outstanding shares of Common Stock are increased or decreased, or are exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (w) the maximum number and kind of shares reserved for issuance under the Plan as provided in Section 4, (x) the number of shares with respect to which options may be granted to an optionee within any three-year period as provided in Section 3(b), (y) the number and kind of shares or other securities subject to then outstanding options under the Plan, and (z) the purchase price for each share subject to any then outstanding options under the Plan, but without changing the aggregate purchase price as to which such options remain exercisable, provided that no adjustment shall be made pursuant to this Section 15, without the consent of the optionee, if such adjustment would cause an Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code or an option granted to an Insider under the Plan to fail to comply with Rule 16b-3.

                 (b) Committee Authority to Make Adjustments. Adjustments under this Section 15 shall be made by the Committee, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive.

16.      Merger, Consolidation, Asset Sale, Liquidation, etc.

                 (a) General. In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or
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business entity, or in the event of a liquidation of the Company, the
Committee, or the entity performing a similar function on behalf of any corporation assuming the obligations of the Company, may, in its sole discretion, take any one or more of the following actions as to outstanding options: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such options substituted for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code, (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified number of days following the date of such notice, (iii) in the event of a merger under the terms of which holders of the Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding options (to the extent exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options, or (iv) provide that all or any outstanding options shall become exercisable in full immediately prior to such event. In any such case, the Committee may, in its sole discretion, advance the lapse of any waiting or installment periods and exercise dates.

                 (b) Substitute Option. The Company may grant options under the Plan in substitution for options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger or a consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. Such substitute options shall be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

17.      Change in Control.

                 Notwithstanding any other provision of the Plan and except as otherwise provided in the relevant option or award agreement, in the event of a "Change in Control of the Company" (as defined below), the exercise dates of all options then outstanding shall be accelerated in full and any restrictions on exercising outstanding options issued pursuant to the Plan prior to any given date shall terminate. For purposes of the Plan, a "Change in Control of the Company" shall occur or be deemed to have occurred only if (i) any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, or any trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of two consecutive years ending during the term of the Plan (not including any period prior to the adoption of the Plan),
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individuals who at the beginning of such period constitute the Board of
Directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect any transaction described in clause (i), (iii) or (iv) of this Section
17) whose election by the Board of Directors or nomination for election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of the period or whose election or whose nomination for election was previously so approved (collectively, the "Disinterested Directors"), cease for any reason to constitute a majority of the Board of Directors; (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets which, in either case, has not previously been approved by a majority of the Disinterested Directors.

18.      No Special Employment Rights.

                 Nothing contained in the Plan or in any option shall confer upon any optionee any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the optionee.

19.      Other Employee Benefits.

                 Except as to plans which by their terms include such amounts as compensation, neither the amount of any compensation deemed to be received by an employee as a result of the exercise of an option nor the sale of shares received upon such exercise shall constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.

20.      Fractional Shares.

                 No fractional shares shall be issued pursuant to the exercise of any option granted under the Plan. The Board of Directors shall determine whether cash, other
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securities, or other property shall be paid or transferred in lieu of fractional shares, or whether fractional shares or any rights thereto shall be cancelled, terminated or otherwise eliminated.

21.      Amendment or Termination of the Plan.

                 (a) Except as set forth herein, the Board of Directors may at any time, and from time to time terminate the Plan or modify or amend the Plan in any respect, except that if at any time the approval of the shareholders of the Company is required as to such modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options or under Rule 16b-3 with respect to options granted to insiders, the Board of Directors may not effect such modification or amendment without such approval.

                 (b) The termination or any modification or amendment of the Plan shall not, without the consent of an optionee, affect his or her rights under an option previously granted to him or her. With the consent of the optionee affected, the Board of Directors may amend outstanding option agreements in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify (i) the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded Incentive Stock Options under Section 422 of the Code and (ii) the terms and provisions of the Plan and of any outstanding option to the extent necessary to ensure the qualification of the Plan under Rule 16b-3 or any successor rule.

22.      Withholding.

                 The Company shall have the right to deduct from payments of any kind otherwise due to the optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options under the Plan. Subject to the prior approval of the Committee, which may be withheld by the Committee in its sole discretion, the optionee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an option or (ii) by delivering to the Company shares of Common Stock already owned by the optionee. Any shares so delivered or withheld shall be valued at their fair market value as of the date that the amount of tax to be withheld is to be determined. In the event that shares of Common Stock are being delivered to the Company pursuant to this Section 22, an optionee may satisfy his or her withholding obligation only with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.
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23.      Cancellation and New Grant of Options.

                 The Committee shall have the authority, at any time and from time to time, with the consent of the affected optionees, (i) to cancel any or all outstanding options under the Plan and to grant in substitution therefor new options under the Plan covering the same or different numbers of shares of Common Stock having an option exercise price per share which may be lower or higher than the exercise price per share of the cancelled options or (ii) to amend the terms of any and all outstanding options under the Plan to provide an option exercise price per share which is higher or lower than the then-current exercise price per share of such outstanding options.

24.      Effective Date and Duration of the Plan.

                 (a) Effective Date. This amendment and restatement of the Plan shall become effective when adopted by the Board of Directors, but Incentive Stock Options and any options granted to Insiders from the additional shares of Common Stock authorized for delivery by this amended and restated Plan shall not become exercisable unless and until the amended and restated Plan shall have been approved by the Company's shareholders in accordance with the requirements of the Code and Rule 16b-3. If such shareholder approval is not obtained within twelve months after the date of the Board's adoption of this amended and restated Plan, any such options shall terminate and no other such options shall be granted. For the purpose of commencing the ten-year period specified in Section 422(b)(2) of the Code during which Incentive Stock Options may be granted, this amendment and restatement of the Plan shall constitute the adoption of a new Plan. Except as provided in this Plan immediately prior to its amendment and restatement, any option that was outstanding on the date of the adoption of this amended and restated Plan by the Board of Directors shall be governed by the terms of this amended and restated Plan.

                 (b) Termination. Unless sooner terminated in accordance with Section 16 or Section 21, the Plan shall terminate with respect to Incentive Stock Options, upon the earlier of (i) the close of business on the day next preceding the tenth anniversary of the date of the adoption of this amended and restated Plan by the Board of Directors, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or cancellation of options granted under the Plan. Unless sooner terminated in accordance with Section 16, the Plan shall terminate with respect to options which are not Incentive Stock Options on the date specified in (ii) above. If the date of termination is determined under
(i) above, then options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.
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                                     - 13 -


25.      Unfunded Plan

                 Any liability of the Company to any optionee or beneficiary with respect to an option shall be based solely upon the contractual obligations created pursuant to the provisions of the Plan and the option agreement; no such obligation shall be deemed to be secured by any pledge of, or encumbrance on, any property of the Company.

26.      Governing Law

                 The Plan shall be governed and its provisions construed, enforced and administered in accordance with the laws of Maryland, except to the extent that such laws may be superseded by any federal law.

                 As amended by the Board of Directors through January 21, 1997